UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): July 3, 2006
Online Resources Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-26123	52-1623052

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4795 Meadow Wood Lane, Suite 300, Chantilly, Virginia	20151

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 703-653-3100
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets
On July 3, 2006, Online Resources Corporation filed a Current Report on Form 8-K to report the completion of its acquisition of Princeton eCom Corporation (“Princeton”). That Form 8-K is incorporated herein by this reference. This amendment is being filed to include the financial statements and pro forma financial information required by Item 9.01 of Form 8-K.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
          (a)(1) On August 2, 2006, the Company filed a Certificate of Correction with the Delaware Secretary of State to correct the Certificate of Designation, which was filed with its initial Form 8-K on July 3, 2006, under which we established the rights and preferences of our Series A-1 Preferred Stock.
          (2) The Certificate of Correction was required to eliminate the quarterly compounding of the 8% accrual on the liquidation preference of the Series A-1 Preferred Stock.
Item 9.01 Financial Statements and Exhibits
     (a) Financial statements of business acquired.
     The following historical financial statements of Princeton are included in this report:
▪	Unaudited Balance Sheet as of March 31, 2006

▪	Unaudited Statements of Operations for the three-months ended March 31, 2006 and 2005

▪	Unaudited Statements of Cash Flows for the three-months ended March 31, 2006 and 2005

▪	Notes to Unaudited Financial Statements, March 31, 2006

▪	Report of Independent Registered Public Accounting Firm

▪	Audited Balance Sheets as of December 31, 2005 and 2004

▪	Audited Statements of Operations for the years ended December 31, 2005 and 2004

▪	Audited Statements of Changes in Stockholders’ Deficit for the years ended December 31, 2005 and 2004

▪	Audited Statements of Cash Flows for the years ended December 31, 2005 and 2004

▪	Notes to Audited Financial Statements, December 31, 2005 and 2004

▪	Report of Independent Certified Public Accountants

▪	Audited Balance Sheet as of December 31, 2003

▪	Audited Statement of Operations for the year ended December 31, 2003

▪	Audited Statement of Changes in Stockholders’ Deficit for the year ended December 31, 2003

▪	Audited Statement of Cash Flows for the years ended December 31, 2003

▪	Notes to Audited Financial Statements, December 31, 2003
     (b) Pro Forma Financial Information
     The following pro forma financial information is included in this report:
▪	Unaudited Pro Forma Consolidated Condensed Balance Sheet as of March 31, 2006

▪	Unaudited Pro Forma Consolidated Condensed Statements of Operations for the year ended December 31, 2005 and three-months ended March 31, 2006
     (c) Exhibits

Exhibit No.	Document Description
3.2	Certificate of Correction to the Certificate of Designation of the shares of Series A-1 Stock

23.1	Consent of KPMG, LLP, Independent Registered Public Accounting Firm

23.2	Consent of Burton McCumber & Cortez, L.L.P.

PRINCETON eCOM CORPORATION
Balance Sheets
March 31, 2006 and December 31, 2005

	March 31,	December 31,
	2006	2005
	(unaudited)
Assets
Current assets:
Consumer deposits:
Cash	$72,529,118	$16,763,575
Receivables from billers	—	773

Total consumer deposits	72,529,118	16,764,348
Cash and cash equivalents	5,537,613	6,935,944
Accounts receivable, net of allowance of $179,812 and $176,103	4,518,032	3,912,051
Prepaid expenses and other assets	2,685,089	1,585,285

Total current assets	85,269,852	29,197,628
Property and equipment, net	2,511,512	3,150,399
Restricted cash	479,193	479,193
Other assets	78,000	78,000

Total assets	$88,338,557	$32,905,220

Liabilities and Stockholders’ Deficit
Current liabilities:
Consumer deposits payable	$72,529,118	$16,764,348
Line of credit	—	1,450,000
Current portion of long-term debt	35,216	49,752
Accounts payable	2,209,894	1,162,641
Accrued expenses	1,796,471	1,980,798
Deferred revenue	555,946	578,636

Total current liabilities	77,126,645	21,986,175
Long-term debt	122,611	132,139
Deferred revenue	481,808	617,886
Other liabilities	424,477	452,201

Total liabilities	78,155,541	23,188,401
Series A-1 mandatorily redeemable convertible preferred stock, $0.01 par value. Authorized 16,500,000 shares; issued and outstanding 15,500,000 shares (liquidation value of $21,537,696) at March 31, 2006	21,242,077	20,790,828
Series B-1 mandatorily redeemable convertible preferred stock, $0.01 par value. Authorized 11,000,000 shares; issued and outstanding 8,560,745 shares (liquidation value of $5,190,771) at March 31, 2006	5,165,883	5,065,379
Series C-1 mandatorily redeemable convertible preferred stock, $0.01 par value. Authorized 47,000,000 shares; issued and outstanding 39,011,536 shares (liquidation value of $15,660,082) at March 31, 2006	15,555,830	15,250,920
Series D-1 mandatorily redeemable convertible preferred stock, $0.01 par value. Authorized 75,500,000 shares; issued and outstanding 51,503,965 shares (liquidation value of $18,313,111) at March 31, 2006	16,897,487	16,373,639
Warrants for mandatorily redeemable convertible preferred stock	3,534,995	3,534,995
Commitments and contingencies
Stockholders’ deficit:
Common stock, $0.01 par value; authorized 300,000,000 shares; issued and outstanding 44,533,767 and 43,831,117 shares	445,338	438,311
Additional paid-in capital	191,994,083	191,987,466
Accumulated deficit	(244,652,677)	(243,724,719)

Total stockholders’ deficit	(52,213,256)	(51,298,942)

Total liabilities and stockholders’ deficit	$88,338,557	$32,905,220

     See accompanying notes to unaudited financial statements.

PRINCETON eCOM CORPORATION
Statements of Operations
Three months ended March 31, 2006 and 2005

	2006	2005
	(unaudited)	(unaudited)
Revenues:
Transaction fees	$7,880,244	$6,633,162
Professional services fees	458,708	423,325
Interest revenue on consumer deposits	1,444,566	608,742

Total revenues	9,783,518	7,665,229
Operating expenses:
Cost of services	3,637,646	3,674,777
Research and development costs	972,256	1,143,074
Selling, general and administrative	4,625,793	5,144,630

Total operating expenses	9,235,695	9,962,481

Operating income (loss)	547,823	(2,297,252)
Other income (expense)	95,270	(8,571)

Net income (loss)	452,553	(2,288,681)
Accretion of preferred stock and amortization of warrant costs	(219,231)	(219,231)
Preferred stock dividends	(1,161,280)	(1,071,893)

Net loss applicable to common stockholders	$(927,958)	$(3,579,805)

See accompanying notes to unaudited financial statements.

PRINCETON eCOM CORPORATION
Statements of Cash Flows
Three months ended March 31, 2006 and 2005

	2006	2005
	(unaudited)	(unaudited)
Cash flows from operating activities:
Net income (loss)	$452,553	$(2,288,681)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	661,695	999,905
Equity compensation expense	5,237	—
Provision for bad debts	3,709	12,000
Changes in operating assets and liabilities:
Consumer deposits	(55,764,770)	(7,245,852)
Accounts receivable	(609,690)	(939,864)
Prepaid expenses and other assets	(1,099,804)	(898,228)
Consumer deposits payable	55,764,770	7,245,852
Deferred revenue	(158,768)	177,998
Accounts payable	1,047,253	819,348
Accrued expenses	(184,327)	(602,736)
Other liabilities	(27,724)	28,332

Net cash provided by (used in) operating activities	90,134	(2,691,926)
Cash flows from investing activities:
Purchases of property and equipment	(22,808)	(782,354)
Restricted cash	—	170,637

Net cash used in investing activities	(22,808)	(611,717)
Cash flows from financing activities:
Repayments on line of credit	(1,450,000)	312
Payments on long-term debt	(24,064)	(17,501)
Proceeds from exercise of stock options	8,407	67,479

Net cash (used in) provided by financing activities	(1,465,657)	50,290

Net decrease in cash and cash equivalents	(1,398,331)	(3,253,353)
Cash and cash equivalents, beginning of period	6,935,944	8,793,344

Cash and cash equivalents, end of period	$5,537,613	$5,539,991

See accompanying notes to unaudited financial statements.

PRINCETON eCOM CORPORATION
Notes to Unaudited Financial Statements
March 31, 2006
(1)	Background

Princeton eCom Corporation (the Company) was incorporated on January 25, 1984 in the state of Delaware. The Company maintains its headquarters in Princeton, New Jersey. The Company operates in one business segment and is an industry-leading provider of electronic payment solutions. The Company’s solutions enable consumers to process bill payments from the Web, telephone (integrated voice response), customer service representative, and home banking platforms, resulting in significant cost savings, faster collections, and improved service for its bank and biller customers. The Company’s services are utilized by financial institutions, billers, and distribution partners, including many top 100 banks and Fortune 1000 billers. These customers take advantage of the Company’s wide range of electronic payment solutions, which include lockbox and concentration payment products; one-time, enrolled, and convenience pay services; and electronic bill presentment solutions. The Company generates revenue from (i) transaction fees, including invoice presentment and payment processing fees; (ii) professional services fees for implementation and customized solutions; and (iii) interest on funds held.

Interim Financial Information

The accompanying condensed unaudited financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) for interim financial information. In the opinion of management, the condensed unaudited financial statements include all adjustments necessary (which are of a normal and recurring nature) for the fair presentation of the results of the interim periods presented. These condensed unaudited financial statements should be read in conjunction with our audited financial statements for the year ended December 31, 2005. The results of operations for any interim period are not necessarily indicative of the results of operations for any other interim period or for a full fiscal year.

(2)	Stock Based Compensation

At March 31, 2006, the Company had one stock-based employee compensation plan, which is described more fully below. Prior to January 1, 2006, the Company accounted for this plan under the recognition and measurement provisions of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (“APB No. 25”), and related interpretations, as permitted by Statements of Financial Accounting Standards (“SFAS”) No. 123, Accounting for Stock-Based Compensation (“SFAS No. 123”). No stock-based employee compensation cost was recognized in the Statement of Operations for the three months ended March 31, 2005, as all options granted under those plans had an exercise price equal to the market value of the underlying common stock on the date of grant. Effective January 1, 2006, the Company adopted the fair value recognition provisions of SFAS No. 123(R), Share-Based Payment (“SFAS No. 123(R)”), using the modified-prospective transition method. Under that transition method, compensation cost recognized in the three months ended March 31, 2006 includes compensation cost for all share-based payments granted on or subsequent to January 1, 2006, based on the grant-date fair value estimated in accordance with the provisions of SFAS No. 123(R). Results for prior periods have not been restated.

As a result of adopting SFAS No. 123(R) on January 1, 2006, the Company’s income before income taxes for the three months ended March 31, 2006 is approximately $6,000 lower, than if it had continued to account for share-based compensation under APB No. 25.

Prior to the adoption of SFAS No. 123(R), if the Company had not recognized a full valuation allowance against its deferred tax asset, it would have presented all tax benefits of deductions resulting from the exercise of stock options as operating cash flows in the Statement of Cash Flows. SFAS No. 123(R) requires the cash flows resulting from the tax benefits resulting from tax deductions in excess of the compensation cost recognized for those options (excess tax benefits) to be classified as financing cash flows.

The following table illustrates the effect on net income and net income per share if the Company had applied the fair value recognition provisions of SFAS No. 123 to options granted under the Company’s stock option plans for the three months ended March 31, 2005. For purposes of this pro forma disclosure, the value of the options is estimated using a Black-Scholes-Merton option-pricing formula and amortized to expense over the options’ vesting periods.

Three Months Ended
March 31, 2005
Net loss, as reported	$(2,288,681)
Less total stock-based employee compensation expense determined under the fair-value-based method for all awards	(385,006)

Pro forma net loss	$(2,673,687)

Share Option Plans
Effective December 13, 2001, the Company adopted the 2001 Stock Plan (the Plan). The Plan provides for the granting of incentive and nonqualified stock options to employees, directors, and consultants of the Company. The Compensation Committee of the board of directors administers the Plan and awards grants and determines the terms of such grants at its discretion. The Company has reserved approximately 28,500,000 shares of common stock for issuance pursuant to the Plan.
The determination of the fair value of each option is estimated on the date of grant using a Black-Scholes options pricing model with the following weighted average assumptions for the three months ended March 31, 2006 and 2005: risk-free interest rate of 4.9% and 3.8%, respectively; dividend yield of 0%; volatility factor of 70%; and an expected life of the options of four years.
A summary of option activity under the Plan as of March 31, 2006, and changes in the period then ended is presented below:

			Weighted-
		Weighted-	Average
		Average Exercise	Remaining	Aggregate
	Shares	Price	Contract Term	Intrinsic Value
Outstanding at January 1, 2006	22,460,578	$0.41
Granted	91,000	$0.01
Exercised	(702,650)	$0.01
Forfeited or expired	(43,701)	$0.67

Outstanding at March 31, 2006	21,805,227	$0.42	7.10	$7,849,882

Vested or expected to vest at March 31, 2006	21,193,515	$0.64	7.00	$11,656,433
Exercisable at March 31, 2006	14,153,823	$0.64	7.00	$7,784,603
The weighted-average grant-date fair value of options granted during the three months ended March 31, 2006 and 2005 was $0.44 and $0.01, respectively. The total intrinsic value of options exercised during the three months ended March 31, 2006 and 2005 was $40,295 and $17,991, respectively. As of March 31, 2006, there was $12,788 of total unrecognized compensation cost related to stock options granted under the Plan. That cost is expected to be recognized over a weighted average period of 3.8 years.
Cash received from option exercises under all share-based payment arrangements for the three months ended March 31, 2006 and 2005 was $8,407 and $67,479, respectively. There was no tax benefit realized for the tax deductions from option exercise of the share-based payment arrangements since the Company currently recognizes a full valuation allowance against that benefit.

(3)	Net Loss Per Share

Basic EPS is computed by dividing net loss by the weighted average number of shares of Common stock outstanding for the period. Diluted EPS includes the dilutive effect, if any, from the potential exercise or conversion of securities such as stock options, warrants and convertible preferred stock, which would result in the issuance of additional shares of common stock. For the three months ended March 31, 2006 and 2005, the impact of stock options, warrants and mandatorily redeemable convertible preferred stock was not considered as the effect on net loss per share would be anti-dilutive.

(4)	Subsequent Event

On May 5, 2006, the Company entered into a definitive agreement to be acquired for $180 million in cash, with a $10 million potential earn-out, by Online Resources Corporation. The merger was consummated on July 3, 2006.

Report of Independent Registered Public Accounting Firm
The Stockholders
Princeton eCom Corporation:
We have audited the accompanying balance sheets of Princeton eCom Corporation as of December 31, 2005 and 2004, and the related statements of operations, changes in stockholders’ deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Princeton eCom Corporation as of December 31, 2005 and 2004, and the results of its operations and its cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP
Philadelphia, Pennsylvania
April 27, 2006

PRINCETON eCOM CORPORATION
Balance Sheets
December 31, 2005 and 2004

	2005	2004
Assets
Current assets:
Consumer deposits:
Cash	$16,763,575	$25,891,435
Receivables from billers	773	736,468

Total consumer deposits	16,764,348	26,627,903
Cash and cash equivalents	6,935,944	8,793,344
Accounts receivable, net of allowance of $176,103 and $180,797	3,912,051	3,471,877
Prepaid expenses and other assets	1,585,285	955,906

Total current assets	29,197,628	39,849,030
Property and equipment, net	3,150,399	5,474,538
Restricted cash	479,193	749,830
Other assets	78,000	125,450

Total assets	$32,905,220	$46,198,848

Liabilities and Stockholders’ Deficit
Current liabilities:
Consumer deposits payable	$16,764,348	$26,627,903
Line of credit	1,450,000	1,450,000
Current portion of long-term debt	49,752	72,674
Accounts payable	1,162,641	892,185
Accrued expenses	1,980,798	2,761,843
Deferred revenue	578,636	410,319

Total current liabilities	21,986,175	32,214,924
Long-term debt	132,139	41,507
Deferred revenue	617,886	953,860
Other liabilities	452,201	409,701

Total liabilities	23,188,401	33,619,992
Series A-1 mandatorily redeemable convertible preferred stock, $0.01 par value. Authorized 16,500,000 shares; issued and outstanding 15,500,000 shares (liquidation value of $21,124,648)	20,790,828	19,110,930
Series B-1 mandatorily redeemable convertible preferred stock, $0.01 par value. Authorized 11,000,000 shares; issued and outstanding 8,560,745 shares (liquidation value of $5,095,044)	5,065,379	4,673,567
Series C-1 mandatorily redeemable convertible preferred stock, $0.01 par value. Authorized 47,000,000 shares; issued and outstanding 39,011,536 shares (liquidation value of $15,369,261)	15,250,920	14,072,843
Series D-1 mandatorily redeemable convertible preferred stock, $0.01 par value. Authorized 75,500,000 shares; issued and outstanding 51,503,965 shares (liquidation value of $17,974,281)	16,373,639	14,336,243
Warrants for mandatorily redeemable convertible preferred stock	3,534,995	3,255,792
Commitments and contingencies (note 9)
Stockholders’ deficit:
Common stock, $0.01 par value; authorized 300,000,000 shares; issued and outstanding 43,831,117 and 29,725,555 shares	438,311	297,256
Additional paid-in capital	191,987,466	191,985,630
Accumulated deficit	(243,724,719)	(235,153,405)

Total stockholders’ deficit	(51,298,942)	(42,870,519)

Total liabilities and stockholders’ deficit	$32,905,220	$46,198,848

See accompanying notes to financial statements.

PRINCETON eCOM CORPORATION
Statements of Operations
Years ended December 31, 2005 and 2004

	2005	2004
Revenues:
Transaction fees	$26,460,966	$24,191,618
Professional services fees	2,416,615	1,583,833
Interest revenue on consumer deposits	3,208,542	1,052,933

Total revenues	32,086,123	26,828,384
Operating expenses:
Cost of services	14,713,165	15,131,272
Research and development costs	5,130,553	6,425,637
Selling, general and administrative	16,446,833	16,599,707

Total operating expenses	36,290,551	38,156,616

Operating loss	(4,204,428)	(11,328,232)
Interest income	109,291	80,339
Interest expense	(85,531)	(56,088)
Loss on disposal of assets	—	(260,962)

Net loss before income tax benefit	(4,180,668)	(11,564,943)
Income tax benefit	896,538	877,844

Net loss	(3,284,130)	(10,687,099)
Accretion of preferred stock and amortization of warrant costs	(876,924)	(785,793)
Preferred stock dividends	(4,410,260)	(3,900,483)

Net loss applicable to common stockholders	$(8,571,314)	$(15,373,375)

See accompanying notes to financial statements.

PRINCETON eCOM CORPORATION
Statements of Changes in Stockholders’ Deficit
Years ended December 31, 2005 and 2004

	Common Stock		Additional paid-	Accumulated
	Shares	Amount	in capital	deficit	Total
Balance, December 31, 2003	29,725,555	$297,256	$191,985,630	$(219,780,030)	$(27,497,144)
Accretion of preferred stock to redemption value	—	—	—	(785,793)	(785,793)
Accretion of preferred stock dividends	—	—	—	(3,900,483)	(3,900,483)
Net loss	—	—	—	(10,687,099)	(10,687,099)

Balance, December 31, 2004	29,725,555	297,256	191,985,630	(235,153,405)	(42,870,519)
Exercise of stock options	14,105,562	141,055	—	—	141,055
Issuance of common stock warrants	—	—	1,836	—	1,836
Accretion of preferred stock to redemption value	—	—	—	(876,924)	(876,924)
Accretion of preferred stock dividends	—	—	—	(4,410,260)	(4,410,260)
Net loss	—	—	—	(3,284,130)	(3,284,130)

Balance, December 31, 2005	43,831,117	$438,311	$191,987,466	$(243,724,719)	$(51,298,942)

See accompanying notes to financial statements.

PRINCETON eCOM CORPORATION
Statements of Cash Flows
Years ended December 31, 2005 and 2004

	2005	2004
Cash flows from operating activities:
Net loss	$(3,284,130)	$(10,687,099)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,527,425	5,508,726
Amortization of lease guarantee	—	10,012
Provision for bad debts	24,000	(16,114)
Loss on disposal of assets	—	260,962
Changes in operating assets and liabilities:
Consumer deposits	9,863,555	7,052,101
Accounts receivable	(464,174)	(128,403)
Prepaid expenses and other assets	(300,891)	219,037
Consumer deposits payable	(9,863,555)	(7,052,101)
Deferred revenue	(167,657)	648,267
Accounts payable	270,456	(235,798)
Accrued expenses	(781,045)	(47,298)
Other liabilities	42,500	1,942

Net cash used in operating activities	(1,133,516)	(4,465,766)
Cash flows from investing activities:
Purchases of property and equipment	(1,203,286)	(1,118,208)
Proceeds from sale of property and equipment	—	20,230
Restricted cash	270,637	291,436

Net cash used in investing activities	(932,649)	(806,542)
Cash flows from financing activities:
Proceeds from sale of preferred stock, net	—	10,254,746
Repayments on line of credit	—	(49,707)
Proceeds from long-term debt	154,036	50,415
Payments on long-term debt	(86,326)	(59,315)
Proceeds from exercise of stock options	141,055	—

Net cash provided by financing activities	208,765	10,196,139

Net (decrease) increase in cash and cash equivalents	(1,857,400)	4,923,831
Cash and cash equivalents, beginning of year	8,793,344	3,869,513

Cash and cash equivalents, end of year	$6,935,944	$8,793,344

See accompanying notes to financial statements.

PRINCETON eCOM CORPORATION
Notes to Financial Statements
December 31, 2005 and 2004
(1)	Background

Princeton eCom Corporation (the Company) was incorporated on January 25, 1984 in the state of Delaware. The Company maintains its headquarters in Princeton, New Jersey. The Company operates in one business segment and is an industry-leading provider of electronic payment solutions. The Company’s solutions enable consumers to process bill payments from the Web, telephone (integrated voice response), customer service representative, and home banking platforms, resulting in significant cost savings, faster collections, and improved service for its bank and biller customers. The Company’s services are utilized by financial institutions, billers, and distribution partners, including many top 100 banks and Fortune 1000 billers. These customers take advantage of the Company’s wide range of electronic payment solutions, which include lockbox and concentration payment products; one-time, enrolled, and convenience pay services; and electronic bill presentment solutions. The Company generates revenue from (i) transaction fees, including invoice presentment and payment processing fees; (ii) professional services fees for implementation and customized solutions; and (iii) interest on funds held.

(2)	Liquidity

The Company has a stockholders’ deficit of $51,298,942 as of December 31, 2005. Based on a combination of expense reduction actions, margin improvement, and revenue growth, the Company achieved profitability in the second half of 2005. Management believes that cash on-hand and expected cash flows from operations are sufficient to sustain operations for the foreseeable future with no expected need for additional financing.

(3)	Summary of Significant Accounting Policies
(a)	Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(b)	Cash and Cash Equivalents

Cash and cash equivalents include highly liquid investments with original maturities of three months or less. The Company maintains cash and cash equivalents with various major financial institutions. At times such amounts may exceed the Federal Deposit Insurance Corporation limits. Management believes that no significant concentration of credit risk exists with respect to cash investments.

(c)	Accounts Receivable

Accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. The Company determines the allowance based on historical write-offs and specific review of customer balances. Accounts receivable balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company does not have any off-balance-sheet credit exposure related to its customers.

(d)	Property and Equipment

Property and equipment are recorded at cost. Property and equipment also includes fees paid to third parties for software licenses and consulting services related to the development of internal-use software applications in accordance with Statement of Position (SOP) 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use.

Depreciation and amortization are calculated using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized straight line over the shorter of the lease term or estimated useful life of the asset. Expenditures for maintenance, repairs, and betterments that do not prolong the useful life of an asset have been charged to operations as incurred.

(e)	Impairment of Long-Lived Assets

In accordance with Statement of Financial Accounting Standards (SFAS) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, long-lived assets, such as property and equipment, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, then an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. As of December 31, 2005 and 2004, management believes that no revision of the remaining useful lives or write-down of long-lived assets is required.

(f)	Restricted Cash

Restricted cash relates to outstanding letters of credit required by certain operating lease and vendor agreements.

(g)	Consumer Deposits and Consumer Deposits Payable

Consumer deposits represent assets held on behalf of consumers for the satisfaction of payment processing and include both cash and receivables from billers. Receivables from billers are created when payment processing has been completed, but collection of funds from consumer bank accounts is delayed. Management believes that receivables from billers are fully realizable assets because contractual agreements permit reversals from biller accounts or stipulate that the biller is obligated to reimburse the Company for such payments.

(h)	Revenue Recognition and Concentration of Credit Risk

Transaction fees are amounts charged to billers and financial institutions based on contractual rates. Transaction fees are recognized as the services are performed based upon the actual number of processed transactions. Professional services fees consist of consulting services provided to customers on a time-and-materials basis and fees earned for implementation services. Revenues from consulting services are recognized as the services are performed. Implementation fees are deferred and recognized as revenue over the term of the ongoing transaction service periods, which generally range from one to five years. Interest revenue on consumer deposits reflects amounts earned on the overnight investment of funds received from consumers pending payment processing and is recorded as revenue as earned.

For 2004, the Company had one customer that accounted for 11% of revenues. At December 31, 2004, this customer accounted for 12% of accounts receivable. For 2005, no customer accounted for 10% or more of revenue.

(i)	Development Costs

Research and development costs are expensed as incurred.

(j)	Advertising and Marketing Expense

Advertising and marketing costs are expensed as incurred. Advertising and marketing costs totaled $920,348 and $476,507 for the years ended December 31, 2005 and 2004, respectively.

(k)	Income Taxes

Income taxes are accounted for under the asset-and-liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Deferred tax assets and liabilities are measured at the balance sheet date using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period such tax rate changes are enacted.

(l)	Stock-Based Compensation

The Company applies the intrinsic-value-based method of accounting prescribed by Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations, to account for its fixed-plan stock options. Under this method, compensation expense is recorded for option grants to employees for the amount, if any, by which the fair value per share exceeds the exercise price per share at the measurement date, which is generally the grant date. SFAS No. 123, Accounting for Stock-Based Compensation, and SFAS No. 148, Accounting for Stock-Based Compensation – Transition and Disclosure, an Amendment of SFAS No. 123, established accounting and disclosure requirements using a fair-value-based method of accounting for stock-based employee compensation plans. As permitted by existing accounting standards, the Company has elected to continue to apply the intrinsic-value-based method of accounting described above, and has adopted only the disclosure requirements of SFAS No. 123, as amended. In addition, the Company applies the SFAS No. 123 fair-value-based method of accounting for stock option grants to nonemployees by recording the fair value based on the Black-Scholes model.

Pro forma information provided below has been determined as if the Company had accounted for its employee stock options in accordance with SFAS No. 123. The determination of the fair value of the options noted above was estimated at the date of grant using a Black-Scholes options pricing model with the following weighted average assumptions for 2005 and 2004: risk-free interest rate of 3.8% and 3.5%, respectively; dividend yield of 0%; volatility factor of 70%; and an expected life of the options of four years.

	Year ended December 31
	2005	2004
Net loss, as reported	$(3,284,130)	(10,687,099)
Less total stock-based employee compensation expense determined under the fair-value-based method for all awards	(888,271)	(1,315,226)

Pro forma net loss	$(4,172,401)	(12,002,325)

The Company will adopt the provisions of SFAS No. 123R (revised 2004), Share-Based Payment, as discussed below.

(m)	Fair Value of Financial Instruments

The Company’s financial instruments consist of consumer deposits, cash and cash equivalents, accounts receivable, prepaid expenses and other assets, consumer deposits payable, accounts payable, accrued expenses, and deferred revenue. Management believes the carrying values of these assets and liabilities are representative of their fair values based on the liquidity of these financial instruments or based on their relatively short-term nature. An allowance for doubtful accounts for accounts receivable is established when the fair value is less than the carrying amounts. Amounts outstanding under long-term debt agreements are considered to be carried on the financial statements at their estimated fair values because they were entered into recently and terms are comparable to other financing arrangements available.

(n)	Supplemental Cash Flow Information

Cash paid for interest was $79,720 and $83,740 for the years ended December 31, 2005 and 2004, respectively.

(o)	Reclassifications

Certain reclassifications have been made to the prior year amounts to conform with current year presentations.

(p)	Recently Issued Accounting Standards

In December 2004, the Financial Accounting Standards Board issued SFAS No. 123R, which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods or services, with a primary focus on transactions in which an entity obtains employee services in share-based payment transactions. SFAS No. 123R is a revision to SFAS No. 123 and supersedes ABB Opinion No. 25 and its related implementation guidance. For nonpublic companies, SFAS No. 123R will require measurement of the cost of employee services received in exchange for stock compensation based on the grant-date fair value of the employee stock options. Incremental compensation costs arising from subsequent modifications of awards after the grant date must be recognized. The Company will adopt SFAS No. 123R as of January 1, 2006.

(4)	Property and Equipment

		December 31
	Useful lives	2005	2004
Computer and telephone equipment	3 to 5 years	$10,765,680	9,697,862
Purchased software and capitalized development costs	3 years	14,707,456	14,571,989
Furniture and fixtures	5 to 7 years	1,194,024	1,194,024
Leasehold improvements	Lease term	1,422,191	1,422,191

		28,089,351	26,886,066
Less accumulated depreciation and amortization		(24,938,952)	(21,411,528)

		$3,150,399	5,474,538

For the year ended December 31, 2004, the Company incurred losses on the sale of computer equipment and cancellation of a lease guarantee of $30,674 and $230,288, respectively.

Depreciation and amortization expense was $3,527,425 and $5,508,726 for the years ended December 31, 2005 and 2004, respectively.

(5)	Line of Credit

The Company entered into a line of credit agreement with a financial institution. The line of credit allows the Company to borrow the lesser of $5,000,000 or 80% of eligible accounts receivable, as defined, at an interest rate of prime plus 2%, available through July 2006, subject to annual renewal. The Company was subject to an annual interest rate of 9.25% and 7.25% at December 31, 2005 and 2004, respectively. Substantially all assets of the Company serve as collateral for the line of credit. Outstanding borrowings were $1,450,000 as of December 31, 2005 and 2004.

The Company entered into a letter of credit with the financial institution that serves as the security deposit with the landlord of the Company’s office facility. The amount of borrowing permitted under the line of credit is reduced by the amount of the letter of credit, or $955,132.

(6)	Mandatorily Redeemable Convertible Preferred Stock and Warrants

As of December 31, 2005, the Company has authorized 150,000,000 shares of Preferred stock with a par value of $0.01 per share, of which 16,500,000 shares have been designated as Series A-1 mandatorily redeemable convertible preferred stock (Series A-1), 11,000,000 shares have been designated as Series B-1 mandatorily redeemable convertible preferred stock (Series B-1), 47,000,000 shares have been designated as Series C-1 mandatorily redeemable convertible preferred stock (Series C-1), and 75,500,000 shares have been designated as Series D-1 mandatorily redeemable convertible preferred stock (Series D-1) (collectively, Series A-1, B-1, C-1, and D-1).

The holders of Series A-1, B-1, C-1, and D-1 are entitled to liquidation preferences equal to the original purchase price, plus all accrued but unpaid dividends. The holders of the Series A-1, B-1, C-1, and D-1 are entitled to receive dividends at an annual rate of 8%, and such dividends are cumulative. The Series D-1 preference is senior to the preferences of Series A-1, B-1, and C-1 and would be distributed in full to the Series D-1 holders before any distribution to the holders of Series A-1, B-1, and C-1. Dividends recorded in 2005 and 2004 were $4,410,260 and $3,900,483, respectively, which has increased the recorded redemption value of the preferred stock.

In the event of a liquidation, the holders of Series A-1, B-1, C-1, and D-1 would receive both the liquidation preference defined above and a pro rata share of the remaining proceeds as if the shares were converted to common stock. The Series A-1, B-1, C-1, and D-1 are convertible at any time into common stock at the holders’ option at a conversion rate of one-to-three-and-one-third (1:3-1/3), one-to-one-and-one-half (1:1-1/2), one-to-one (1:1), and one-to-one (1:1), respectively, at December 31, 2005. All outstanding shares of the Series A-1, B-1, C-1, and D-1 are automatically convertible into common stock upon the closing of a qualified underwritten public offering, as defined. The holders of Series A-1, B-1, C-1, and D-1 are entitled to certain voting, antidilution, and registration rights, as defined.

The Series D-1 are redeemable at the liquidation value, as defined, at the option of the holders and upon the receipt of notice of a majority of said holders, on or after March 25, 2008. The holders of Series A-1, B-1, and C-1 also have the same redemption rights; however, the redemption date may be delayed 180 days under certain circumstances by a majority of the Series D-1 holders. The Company would have issued 155,023,284 shares of common stock had all of the Series A-1, B-1, C-1, and D-1 been converted at December 31, 2005 and 2004.

In March 2004, the Company sold 34,837,298 shares of Series D-1 at $0.30 per share for proceeds of $10,254,746, net of offering costs of $196,443. In addition, the Series D-1 investors received warrants to purchase 8,709,325 shares of Series D-1 at an exercise price of $0.30 per share.

The Company allocated the proceeds to the Series D-1 and the warrants based on their relative fair values. The fair value of the warrants was determined using the Black-Scholes option-pricing model with the following assumptions: no dividend yield, weighted average risk-free interest rate of 4.23%, volatility of 75%, and the contractual life of the warrants of 10 years. As a result, the Company allocated $8,493,368 to the Series D-1 and $1,761,737 to the warrants.

The value allocated to the warrants is being accreted as a dividend using the effective interest method from the date of issuance of the Series D-1 through the redemption date. For the years ended December 31, 2005 and 2004, the Company recorded a total of $639,579 and $542,909, respectively, of accretion.

The offering costs for each series of preferred stock will be accreted using the effective-interest method from the date the shares were issued through the redemption date. For the years ended December 31, 2005 and 2004, the Company recorded a total of $237,345 and $242,884, respectively, for the accretion of the Series A-1, B-1, C-1, and D-1 offering costs.

In connection with the issuance of the Series D-1 and related warrants in 2005 and 2004, the holders of the Series A-1, B-1, and C-1 agreed to waive the antidilution provisions of these securities. As such, no adjustment was made to the conversion features of the Series A-1, B-1, and C-1 as a result of the issuance of the Series D-1.

In 2005, the Company issued warrants to purchase 1,465,200 shares of Series D-1 and 976,800 shares of common stock to a customer at an exercise price of $0.30 and $0.10 per share, respectively. The fair value of the warrants was determined using the Black-Scholes option-pricing model with the following assumptions: no dividend yield, weighted average risk-free interest rate of 3.74%, volatility of 75%, and the contractual life of the warrants of five years. As a result, the Company allocated $281,039 to the warrants that will be amortized against revenue over the term of the customer contract.

(7)	Stock Option Plan

Effective December 13, 2001, the Company adopted the 2001 Stock Plan (the Plan). The Plan provides for the granting of incentive and nonqualified stock options to employees, directors, and consultants of the Company. The Compensation Committee of the board of directors administers the Plan and awards grants and determines the terms of such grants at its discretion. The Company has reserved approximately 28,500,000 shares of common stock for issuance pursuant to the Plan.

Information with respect to the options under the Plan is as follows:

			Weighted
			average
	Outstanding	Exercise price	exercise
	shares	per share	price
Options outstanding at December 31, 2003	21,512,709	$0.16 – 41.57	0.77
Granted	33,289,704	0.01	0.01
Exercised	—	—	—
Canceled	(20,515,625)	0.01 – 41.57	0.32

Options outstanding at December 31, 2004	34,286,788	0.01 – 41.57	0.30
Granted	3,370,000	0.01	0.01
Exercised	(14,105,562)	0.01	0.01
Canceled	(1,090,648)	0.01 – 41.57	0.82

Options outstanding at December 31, 2005	22,460,578	$0.01 – 41.57	0.41

	Options outstanding
		Weighted
		average
		remaining
		contractual	Options
Exercise price	Shares	life (years)	exercisable
$ 0.01	21,686,641	7.43	13,263,628
0.16	19,246	2.83	19,128
0.24	279,100	6.76	229,600
0.80	124,600	6.09	124,600
7.79	9,815	5.77	9,815
17.98	33,391	5.24	33,355
20.78	23,672	3.02	23,667
23.38	142,416	4.81	142,376
27.69	65,435	3.20	65,435
33.77	68,362	4.14	68,326
41.57	7,900	4.55	7,894

	22,460,578		13,987,824

The weighted average remaining contractual life of options outstanding as of December 31, 2005 is 7.4 years. The total remaining number of options available for future grant under the Plan was approximately 6,000,000 as of December 31, 2005.

In May 2004, the Company offered option holders the opportunity to exchange options granted at strike prices of $0.24 and $0.80 per share in 2002 and 2003. For each option exchanged, the option holder received one-and-one-half options at the then-fair-market value of the Company’s common stock six months and one day after the exchange period expired. Options to purchase 17,809,926 shares of common stock were exchanged for options to purchase 26,714,893 shares of common stock at a strike price of $0.01 per share under this program in November 2004.

(8)	Income Taxes

The reconciliation of the statutory federal income tax rate to the Company’s effective income tax rate is as follows:

	Year ended December 31
	2005	2004
Statutory federal income tax rate	34.0%	34.0%
State income taxes, net of federal tax benefit	5.9	5.9
Nondeductible expenses	(0.5)	(0.2)
Sale of New Jersey net operating loss	(27.3)	(8.2)
Net operating loss	(39.4)	(39.7)

	(27.3)%	(8.2)%

The Company participates in the New Jersey Technology Tax Certificate Transfer Program (the Program). Under the Program, the Company received net proceeds of $896,538 and $877,844 in 2005 and 2004, respectively, in exchange for the rights to approximately $11,200,000 and $11,000,000 of its unused New Jersey net operating loss carryforwards. These transactions have been recorded as an income tax benefit in the accompanying statements of operations.

Deferred taxes are determined based upon the estimated future tax effects of differences between the financial statements and income tax basis of assets and liabilities given the provisions of the enacted tax laws. The tax effect of temporary differences that give rise to deferred taxes are as follows:

	December 31
	2005	2004
Deferred tax assets:
Net operating loss carryforwards	$54,800,000	53,900,000
Deferred compensation	2,200,000	2,200,000
Development costs	—	300,000
Accruals and reserves not currently deductible	800,000	900,000

Total deferred tax assets	57,800,000	57,300,000

Deferred tax liabilities:
Property and equipment	(500,000)	(1,700,000)

Total deferred tax liabilities	(500,000)	(1,700,000)

Net deferred tax asset, prior to valuation allowance	57,300,000	55,600,000

Less valuation allowance	(57,300,000)	(55,600,000)

Net deferred tax asset	$—	—

As of December 31, 2005, the Company had total operating loss carryforwards totaling approximately $137,000,000 for federal tax purposes that begin to expire in 2006. The availability of the net operating loss carryforwards and certain future tax deductions to reduce taxable income is subject to limitations under Section 382 of the Internal Revenue Code of 1986, as amended, in the event of an ownership change. This section states that after a change in corporate ownership (a 50% cumulative change in ownership by a greater-than-5% shareholder over a three-year period), the use of certain carryforwards may be limited or prohibited. Management believes that ownership changes under Section 382 have taken place which will significantly impact the Company’s ability to fully utilize its entire net operating loss carryforwards in the future. Due to the uncertainty surrounding the realization of the net deferred tax asset, management has provided a full valuation allowance. As of December 31, 2005, the Company has net operating loss carryforwards of approximately $106,000,000 for state tax purposes that begin to expire in 2007.

(9)	Commitments and Contingencies
(a)	Lease Commitments

The Company is obligated under capital leases covering certain computer software and equipment that expire on various dates through 2010. The net book value of computer software and equipment recorded under the capital leases was $216,679 and $126,124 as of December 31, 2005 and 2004, respectively.

Amortization of assets held under the capital leases is included with depreciation expense. For the years ended December 31, 2005 and 2004, the Company recorded $16,457 and $17,284, respectively, of interest expense on the capital leases.

The Company leases office space and computer software and equipment under noncancelable operating leases, which have various terms and expire through 2009. The Company entered into a sublease for a portion of its office space in 2005 that expires in 2009. Rent expense for operating leases was $1,650,593 and $2,676,172 for the years ended December 31, 2005 and 2004, respectively.

Future minimum lease payments under noncancelable operating leases, net of sublease, having terms in excess of one year and future minimum capital lease payments as of December 31, 2005, are as follows:

	Operating	Capital
	lease	lease
2006	$1,558,968	68,150
2007	1,368,691	52,316
2008	1,321,738	43,938
2009	1,318,902	39,749
2010	—	19,875

Total minimum lease payments	$5,568,299	224,028

Less amount representing interest		(42,137)

Present value of minimum capital lease payments		181,891
Less current portion of obligation under capital leases		(49,752)

Obligations under capital leases excluding current installments		$132,139

(b)	Litigation

The Company is involved, from time to time, in various legal matters and claims, including patent infringement claims, which are being defended and handled in the ordinary course of business. None of these matters are expected, in the opinion of management, to have a material adverse effect on the financial position or results of operations of the Company.

(c)	Employment Agreements

The Company has employment agreements with certain officers of the Company. The agreements provide for, among other things, salaries, bonuses, stock options, and severance payments.

(d)	Incentive Bonus Plan

In March 2004, the Company established the Incentive Bonus Plan (the Bonus Plan). The Bonus Plan establishes a pool of funds that will be distributed to certain members of management as a bonus in the event that the Company is liquidated or sold to a third party.

(e)	Government Regulation

Management believes, based upon consultation with legal counsel, that the Company is not required to be licensed by the Office of the Comptroller of the Currency, the Federal Reserve Board, or other federal or state agencies that regulate or monitor banks or other providers of electronic commerce. However, the Company is periodically examined by banking authorities since the Company is a supplier of services to financial institutions.
(10)	Employee Benefit Plan

The Company has a Section 401(k) retirement savings plan (the 401(k) Plan). The 401(k) Plan allows employees to contribute from 2% to 15% of their annual compensation subject to statutory limitations. Company contributions to the 401(k) Plan are discretionary. In 2005 and 2004, the Company made matching contributions of 50% of the first 6% of employee contributions. For the years ended December 31, 2005 and 2004, the Company recorded charges for matching contributions to the 401(k) Plan of $200,608 and $202,260, respectively.

(11)	Related Parties

The Company provided services in 2004 to a customer that is also a holder of less than 1% of the Company’s common and preferred stock. The Company recognized revenue totaling $393,925. The Company did not provide services to any related parties in 2005.

The Company receives banking services from a financial institution that is also a holder of 33% of the Company’s common and preferred stock. For the years ended December 31, 2005 and 2004, the Company paid $1,791,828 and $1,957,199, respectively, in transaction fees to this financial institution, and received interest income of $3,207,979 and $1,042,219, respectively.
Management believes that these services represent arm’s-length transactions and represent market rates for the services provided.

Report of Independent Certified Public Accountants
To the Stockholders
Princeton eCom Corporation
We have audited the accompanying balance sheet of Princeton eCom Corporation as of December 31, 2003, and the related statement of operations, changes in stockholders’ deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Princeton eCom Corporation as of December 31, 2003, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ BURTON MCCUMBER & CORTEZ, L.L.P.
Brownsville, Texas
March 3, 2004, except for Note L,
     as to which the date is March 25, 2004

PRINCETON eCOM CORPORATION
Balance Sheet
December 31, 2003

2003
Assets
Current assets:
Consumer deposits:
Cash	$33,236,324
Receivables from billers	443,680

Total consumer deposits	33,680,004
Cash and cash equivalents	3,869,513
Accounts receivable, net of allowance of $196,911	3,327,360
Prepaid expenses and other assets	1,165,943

Total current assets	42,042,820
Property and equipment, net	9,915,960
Restricted cash	1,041,266
Other assets	374,750

Total assets	$53,374,796

Liabilities and Stockholders’ Deficit
Current liabilities:
Consumer deposits payable	$33,680,004
Line of credit	1,499,707
Current portion of long-term debt	41,380
Accounts payable	1,127,983
Accrued expenses	2,809,141
Deferred revenue	317,513

Total current liabilities	39,475,728
Long-term debt	81,701
Deferred revenue	398,399
Other liabilities	407,759

Total liabilities	40,363,587
Series A-1 mandatorily redeemable convertible preferred stock, $0.01 par value. Authorized 16,500,000 shares; issued and outstanding 15,500,000 shares (liquidation value of $18,098,756)	18,073,619
Series B-1 mandatorily redeemable convertible preferred stock, $0.01 par value. Authorized 11,000,000 shares; issued and outstanding 8,560,745 shares (liquidation value of $4,375,258)	4,308,337
Series C-1 mandatorily redeemable convertible preferred stock, $0.01 par value. Authorized 47,000,000 shares; issued and outstanding 39,011,536 shares (liquidation value of $13,170,014)	12,974,914
Series D-1 mandatorily redeemable convertible preferred stock, $0.01 par value. Authorized 23,500,000 shares; issued and outstanding 16,666,667 shares (liquidation value of $5,133,333)	4,196,146
Commitments and contingencies (note 9)
Stockholders’ deficit:
Common stock, $0.01 par value; authorized 200,000,000 shares; 29,725,555 shares issued and outstanding	297,256
Additional paid-in capital	192,940,967
Accumulated deficit	(219,780,030)

Total stockholders’ deficit	(26,541,807)

Total liabilities and stockholders’ deficit	$53,374,796

See accompanying notes to financial statements.

PRINCETON eCOM CORPORATION
Statement of Operations
Year ended December 31, 2003

2003
Revenues:
Transaction fees	$29,648,080
Professional services fees	2,272,796
Interest revenue on consumer deposits	637,060

Total revenues	32,557,936
Operating expenses:
Cost of services	18,679,561
Research and development costs	6,665,258
Selling, general and administrative	15,999,976
Restructuring, severance and asset impairment charges	828,013

Total operating expenses	42,172,808

Operating loss	(9,614,872)
Interest income	37,586
Interest expense	(58,319)

Net loss before income tax benefit	(9,635,605)
Income tax benefit	250,942

Net loss	(9,384,663)
Accretion of preferred stock and amortization of warrant costs	(378,204)
Preferred stock dividends	(2,773,611)

Net loss applicable to common stockholders	$(12,536,478)

See accompanying notes to financial statements.

PRINCETON eCOM CORPORATION
Statement of Changes in Stockholders’ Deficit
Year ended December 31, 2003

	Common Stock		Additional paid-	Accumulated
	Shares	Amount	in capital	deficit	Total
Balance, December 31, 2002	29,699,802	$296,998	$191,981,362	$(207,243,552)	$(14,965,192)
Exercise of stock options and warrants	25,753	258	4,268	—	4,526
Accretion of preferred stock to redemption value	—	—	—	(378,204)	(378,204)
Accretion of preferred stock dividends	—	—	—	(2,773,611)	(2,773,611)
Issuance of Series D-1 preferred stock warrants	—	—	955,337	—	955,337
Net loss	—	—	—	(9,384,663)	(9,384,663)

Balance, December 31, 2003	29,725,555	$297,256	$192,940,967	$(219,780,030)	$(26,541,807)

See accompanying notes to financial statements.

PRINCETON eCOM CORPORATION
Statement of Cash Flows
Year ended December 31, 2003

2003
Cash flows from operating activities:
Net loss	$(9,384,663)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	6,040,793
Amortization of lease guarantee	40,052
Provision for bad debts	10,443
Loss on disposal of assets	3,314
Changes in operating assets and liabilities:
Consumer deposits	422,164
Service fees payable	(3,884,158)
Accounts receivable	456,247
Prepaid expenses and other assets	301,881
Consumer deposits payable	(422,164)
Deferred revenue	(441,911)
Accounts payable	(821,965)
Accrued expenses	76,812
Other liabilities	92,955

Net cash used in operating activities	(7,510,200)
Cash flows from investing activities:
Purchases of property and equipment	(2,462,367)
Proceeds from sale of property and equipment	4,714
Restricted cash	1,036,910

Net cash used in investing activities	(1,420,743)
Cash flows from financing activities:
Proceeds from sale of preferred stock, net	4,914,553
Proceeds on line of credit	1,499,707
Proceeds from long-term debt	149,697
Payments on long-term debt	(26,616)
Proceeds from exercise of stock options	4,526

Net cash provided by financing activities	6,541,867

Net decrease in cash and cash equivalents	(2,389,076)
Cash and cash equivalents, beginning of year	6,258,589

Cash and cash equivalents, end of year	$3,869,513

See accompanying notes to financial statements.

PRINCETON eCOM CORPORATION
Notes to Financial Statements
December 31, 2003
NOTE A – BACKGROUND
Princeton eCom Corporation (the Company) was incorporated on January 25, 1984 in the state of Delaware. The Company maintains its headquarters in Princeton, NJ. The Company operates in one business segment and provides a fully integrated end-to-end payment solution for both banks and billers and is a leader in the electronic bill presentment and payment industry. The Company’s solutions enable consumers to process bill payments from the web, telephone (integrated voice response), customer service representative and home banking platforms, resulting in significant cost savings, faster collections and improved service for its bank and biller customers. These solutions, which include lockbox and concentration payment products; one-time, enrolled and convenience pay products; and electronic bill presentment products are utilized by more than 1500 banks, billers and distribution partners to help them meet their payment needs. The Company generates revenue from (i) transaction fees, including invoice presentment and payment processing fees, (ii) professional services fees for implementation and customized solutions and (iii) interest on funds held.
NOTE B – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
1. Use of estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
2. Revenue recognition
Transaction fees are amounts charged to billers and financial institutions based on contractual rates. Transaction fees are recognized as the services are performed based upon actual transactions. Professional service fees and other consist primarily of consulting services provided to customers on a time and materials basis. Revenues from consulting services are recognized as the services are performed.
Included in professional service fees and other category are fees earned for implementation services. A certain portion of these implementation fees is deferred and recognized as revenue over the term of the ongoing transaction service period. Interest revenue reflects amounts earned on the overnight investment of funds received from consumers pending payment processing and is recorded as revenue as earned.
3. Cash and cash equivalents
Cash and cash equivalents include highly liquid investments with original maturities of three months or less and funds received from consumers pending payment processing. The Company maintains cash and cash equivalents with various major financial institutions. At times such amounts may exceed the FDIC limits. The Company limits the amount of credit exposure with any one financial institution and management believes that no significant concentration of credit risk exists with respect to cash investments.
4. Allowance for doubtful accounts
The Company performs ongoing credit evaluations of its customers’ financial condition and limits that amount of credit extended when deemed necessary, but generally does not require collateral. Management believes that any risk of loss is significantly reduced due to the nature of the customers being financial institutions and credit unions as well as the number of its customers and geographic areas. The Company maintains an allowance for doubtful accounts to provide for probable losses in accounts receivable. A receivable is considered past due if payment has not been received within the agreed-upon terms.
5. Property and equipment
Property and equipment are recorded at cost. Property and equipment also includes fees paid to third parties for software licenses and consulting services related to the development of internal-use software applications in accordance with Statement of Position (SOP) 98-1, “Accounting for the Costs of Computer Software Developed or Obtained for Internal Use.” Depreciation and amortization are provided using the straight-line method over the estimated useful lives. Expenditures for maintenance, repairs and betterments that do not prolong the useful life of an asset have been charged to operations as incurred. Additions and betterments that substantially extend the useful life of the asset are capitalized. Upon sale or other disposition of assets, the cost and related accumulated depreciation and amortization are removed from the respective accounts, and the resulting gain or loss, if any, is included in operating results.
6. Long-lived assets
In October 2001 the FASB issued SFAS No. 144, “Accounting for the Impairment for Disposal of Long-Lived Assets.” SFAS No. 144 supercedes SFAS No. 121 and applies to all long-lived assets (including discontinued operations) and consequently amends

Accounting Principles Board (APB) Opinion No. 30, “Reporting Results of Operations-Reporting Effects of Disposal of a Segment of a Business.” SFAS No. 144 is effective for financial statements issued for fiscal years beginning after December 12, 2001, and as required, was adopted by the Company on January 1, 2002.
7. Restricted cash
Restricted cash relates to outstanding letters of credit required by certain operating lease and vendor agreements.
8. Other assets
Other assets primarily consist of prepaid lease guarantee and deposits. In December 1999, the Company entered into a lease for its primary operating facility. In order to induce an existing stockholder to guarantee the lease, the Company’s then Chief Executive Officer sold the investor 28,871 shares of Common stock from his personal account at $27.69 per share, which was below the then estimated fair market value of $41.56 per share. The in-the-money value of the Common stock sold of approximately $400,000 was recorded as a deferred asset with a corresponding credit to additional paid-in capital. The deferred asset is being amortized to rent expense over the ten-year lease term. For the year ended December 31, 2003, the Company recognized approximately $40,000 of rent expense related to this deferred asset.
9. Consumer deposits payable
Consumer deposits represent assets held on behalf of consumers for the satisfaction of payment processing and includes both cash and receivables from billers. Receivables from billers are created when payment processing has been completed, however collection of funds from consumer bank accounts is delayed. Management believes that receivables from billers are fully realizable assets because contractual agreements permit reversals from biller accounts or stipulate that the biller is obligated to reimburse the Company for such payments.
10. Deferred rent
Rent expense on leases is recorded on a straight-line basis over the lease period. The excess of accrued rent expense over the actual cash paid is recorded as deferred rent.
11. Development costs
Research and development costs are charged to expense as incurred.
12. Advertising and marketing expense
The Company charges to expense advertising and marketing costs as incurred. Advertising and marketing expense totaled $375,867 for 2003.
13. Income taxes
Income taxes are accounted for using the liability method in accordance with SFAS No. 109, “Accounting for Income Taxes.” Accordingly, deferred income tax assets and liabilities are determined based on differences between the financial statement carrying amounts of assets and liabilities and their respective income tax basis, measured using enacted tax rates.
14. Restatement of certificate of incorporation and stock split
In August 2003, the Company’s Certificate of Incorporation was amended to authorize 100,000,000 shares of Preferred stock and 200,000,000 shares of Common stock. The increase in authorized capital stock and the reverse stock split of the Common stock have been retroactively reflected in the consolidated financial statements.
15. Stock compensation
In December 2002, the Financial Accounting Standards Board issued SFAS No. 148, “Accounting for Stock-Based Compensation – Transition and Disclosure”, which provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation and amends the disclosure requirements of SFAS No. 123, “Accounting for Stock-Based Compensation,” to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The transition guidance and annual disclosure requirements are effective for fiscal years ending after December 15, 2002. The Company adopted the disclosure provisions for the accompanying consolidated financial statements. As the Company will continue to apply APB Opinion No. 25, the accounting for stock-based employee compensation will not change as a result of SFAS No. 148.
Pro forma information provided below has been determined as if the Company had accounted for its employee stock options in accordance with SFAS No. 123. The determination of the fair value of the options noted above was estimated at the date of grant using a Black-Scholes options pricing model with the following weighted-average assumptions for 2003: risk-free interest rate of 2.3%; dividend yield of 0%; volatility factor of the expected market price of the Company’s Common stock of 70%; and an expected life of the options of 4 years.
The weighted average fair value of the options granted was $0.13 for 2003.
For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the option vesting periods. The Company’s pro forma information is as follows:

Year ended December
31, 2003
Net loss applicable to common stockholders, as reported	$(12,536,478)
Less: Total stock-based employee compensation expense determined under fair value based method for all awards, net of related tax effects	(2,445,318)

Pro forma net loss applicable to common stockholders	$(14,981,796)

16. Net loss per share
Basic EPS is computed by dividing net loss by the weighted average number of shares of Common stock outstanding for the period. Diluted EPS includes the dilutive effect, if any, from the potential exercise or conversion of securities such as stock options, warrants and convertible preferred stock, which would result in the issuance of additional shares of common stock. For 2003, the impact of stock options, warrants and mandatorily redeemable convertible preferred stock was not considered as the effect on net loss per share would be anti-dilutive.
17. Fair value of financial instruments
The Company’s financial instruments consist of consumer deposits, cash and cash equivalents, accounts receivable, prepaid expenses and other assets, consumer deposits payable, accounts payable, accrued expenses and deferred revenue. Management believes the carrying values of these assets and liabilities are representative of their fair values based on the liquidity of these financial instruments or based on their relatively short-term nature. An allowance for doubtful accounts for accounts receivable is established when the fair value is less than the carrying amounts. Amounts outstanding under long-term debt agreements are considered to be carried on the financial statements at their estimated fair values because they were entered into recently and terms are comparable to other financing arrangements available.
18. Comprehensive loss
The Company follows SFAS No. 130, “Reporting Comprehensive Income.” This statement requires the classification of items of other comprehensive income by their nature and disclosure of the accumulated balance of other comprehensive income, separately from retained earnings and additional paid-in capital, in the equity section of the balance sheet. Net loss was the only comprehensive loss item for 2003.
19. Supplemental cash flow information
For 2003, the Company paid interest of $58,007.
20. Recent pronouncement
In May 2003, the FASB issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.” This statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity, including financial instruments issued in the form of shares that are mandatorily redeemable. SFAS No. 150 is effective for fiscal year 2004.

NOTE C – PROPERTY AND EQUIPMENT

	Useful lives	December 31, 2003
Computer and telephone equipment	3 - 5 years	$10,052,031
Purchased software and capitalized development costs	3 years	14,572,927
Furniture and fixtures	5 - 7 years	1,194,024
Leasehold improvements	Lease term	1,422,191

		27,241,173
Less: Accumulated depreciation and amortization		(17,325,213)

		$9,915,960

Property and equipment includes assets from capital leases totaling $150,427 and accumulated depreciation of $22,452 at December 31, 2003.
Depreciation and amortization expense for 2003 was $6,040,793.
NOTE D – LINE OF CREDIT
In 2001, the Company entered into a line of credit agreement with a financial institution. The line of credit allows the Company to borrow the lesser of $5,000,000 or 80% of eligible accounts receivable, as defined, at an interest rate of prime plus 3.5%. The Company was subject to an annual interest rate of 7.5% at December 31, 2003. Substantially all assets of the Company serve as collateral for the line of credit. Outstanding borrowings were $1,499,707 as of December 31, 2003.
NOTE E –MANDATORILY REDEEMABLE CONVERTIBLE PREFERRED STOCK
Mandatorily redeemable convertible preferred stock
As of December 31, 2003, the Company has authorized 100,000,000 shares of Preferred stock with a par value of $.01 per share, of which 16,500,000 shares have been designated as Series A-1 mandatorily redeemable convertible preferred stock (Series A-1), 11,000,000 shares have been designated as Series B-1 mandatorily redeemable convertible preferred stock (Series B-1), 47,000,000 shares have been designated as Series C-1 mandatorily redeemable convertible preferred stock (Series C-1) and 23,500,000 shares have been designated as Series D-1 mandatorily redeemable convertible preferred stock (Series D-1), collectively (Series A-1, B-1, C-1 and D-1).
The holders of Series A-1, B-1, C-1 and D-1 are entitled to liquidation preferences equal to the original purchase price, plus all accrued but unpaid dividends. The Series D-1 preference is senior to the preferences of Series A-1, B-1 and C-1 and would be distributed in full to the Series D-1 holders before any distribution to the holders of Series A-1, B-1 and C-1.
The holders of the Series A-1, B-1, C-1 and D-1 are entitled to receive cumulative dividends at an annual rate of 8%. The Series A-1, B-1, C-1 and D-1 are redeemable at the option of the holders and upon the receipt of notice of the election of 75% of said holders of each Series, in December 2006.
The Series A-1, B-1, C-1 and D-1 are convertible at any time into common stock at the holders’ option at a conversion rate of one-to-three and one third (1:3 1/3), one-to-one and one half (1:1 1/2), one-to-one (1:1) and one-to-one (1:1), respectively, at December 31, 2003. All outstanding shares of the Series A-1, B-1, C-1 and D-1 are automatically convertible into common stock upon the closing of a qualified underwritten public offering, as defined. The holders of Series A-1, B-1, C-1 and D-1 are entitled to certain voting, anti-dilution and registration rights, as defined.
The Company would have issued 120,185,988 shares of Common stock had all of Series A-1, B-1, C-1 and D-1 been converted at December 31, 2003.
In August 2003, the Company sold 16,666,667 shares of Series D-1 at $0.30 per share for proceeds of $4,914,553, net of offering costs of $85,447. In addition, the Series D-1 investors received warrants to purchase 4,837,551 shares of Series D-1 at $0.30 per share.
The Company allocated the proceeds to the Series D-1 and the warrants based on their relative fair values. The fair value of the warrants was based on the Black-Scholes option-pricing model. As a result, the Company allocated $4,044,633 to the Series D-1 and $955,337 to the warrants.
The cost allocated to the warrants is being amortized as a dividend using the effective interest method from the date of issue of Series D-1 through the redemption date. For 2003, the Company recorded a total of $95,533 of amortization.
The offering costs for each series of preferred stock will be accreted using the effective interest method from the date the shares were issued through the redemption date. For 2003, the Company recorded a total of $378,204 of such accretion for the Series A-1, B-1, C-1 and D-1.
Conversion price adjustments
In connection with the issuance of the Series D-1 and warrants, the holders of the Series A-1, B-1 and C-1 agreed to waive the anti-dilution provisions of these securities. As such, no adjustment was made to the conversion features of the Series A-1, B-1 and C-1 as a result of the issuance of Series D-1.
NOTE F – STOCK OPTIONS
Effective December 13, 2001, the Company adopted the 2001 Stock Plan (the Plan). The Plan provides for the granting of incentive and nonqualified stock options to employees and consultants of the Company. The Compensation Committee of the Board of Directors administers the Plan and awards grants and determines the terms of such grants at its discretion. The Company has reserved approximately 24,000,000 shares of Common stock for issuance pursuant to the Plan.
Information with respect to the Company’s common stock options is as follows:

			Weighted average
	Shares	Exercise Price	exercise price
Balance, December 31, 2002	22,787,092	$0.16-41.57	$0.96
Granted at fair market value	3,056,226	$0.24	$0.24
Exercised	(25,753)	$0.16-0.24	$0.18
Canceled	(4,304,856)	$0.16-41.57	$1.44

Balance, December 31, 2003	21,512,709	$0.16-41.57	$0.77

All options have terms ranging from 2 to 10 years and generally vest over 3 to 4 years. The total number of shares available for future grants under the Plan was 2,356,241 as of December 31, 2003.
The following table summarizes information relating to the Plan as of December 31, 2003 based upon each exercise price:

Outstanding stock options				Exercisable stock options
			Weighted average
		Weighted average	remaining contractual		Weighted average
Exercise Price	Shares	exercise price	life (years)	Shares	exercise price
$0.16	19,246	$0.16	4.83	19,128	$0.16
$0.24	20,598,749	$0.24	7.87	9,079,107	$0.24
$0.80	434,400	$0.80	8.09	217,450	$0.80
$1.00	20,000	$1.00	8.01	20,000	$1.00
$7.79	11,740	$7.79	7.74	5,869	$7.79
$17.98	68,416	$17.98	5.37	46,498	$17.98
$20.78	27,136	$20.78	5.01	27,130	$20.78
$23.38	161,495	$23.38	6.80	118,696	$23.38
$27.69	65,435	$27.69	5.20	65,435	$27.69
$33.77	87,318	$33.77	6.12	71,622	$33.77
$41.57	18,774	$41.57	5.99	18,764	$41.57

	21,512,709	$0.77	7.83	9,689,699	$1.20

In February 2003, the Company offered option holders the opportunity to exchange certain options granted at $0.80 per share during 2002. For each option exchanged, the option holder received one option at the then fair market value of the Company’s common stock six months and one day after the exchange period expired. Options to purchase 1,906,600 shares of Common stock were exchanged and reissued at the strike price of $0.24 per share under this program in September 2003.
NOTE G – COMMITMENTS AND CONTINGENCIES
Lease commitments
The Company leases its main office facility and computer software and equipment. Rent expense amounted to $2,877,175 for 2003. Future minimum lease payments under operating and capital leases that have initial or remaining noncancelable lease terms in excess of one year at December 31, 2003, are:

Year	Operating Leases	Capital Leases
2004	$2,340,595	$55,428
2005	1,593,859	55,428
2006	1,622,356	21,503
2007	1,480,138	12,567
2008	1,480,138	4,189
Thereafter	1,480,138	—

Total minimum lease payments	$9,997,224	149,115

Less amount representing interest		(26,034)

Present value of minimum lease payments		123,081
Less current portion		(41,380)

Long-term portion of minimum lease payments		$81,701

Litigation
The Company is involved, from time to time, in various legal matters and claims which are being defended and handled in the ordinary course of business. None of these matters are expected, in the opinion of management, to have a material adverse effect on the financial position or results of operations of the Company.
Employment agreements
The Company has employment agreements with certain officers of the Company. The agreements provide for, among other things, salaries, bonuses, stock options, and severance payments.
Government regulation
Management believes, based upon consultation with legal counsel, that the Company is not required to be licensed by the Office of the Comptroller of the Currency, the Federal Reserve Board or other federal or state agencies that regulate or monitor banks or other providers of electronic commerce. However, the Company may be periodically examined by banking authorities since the Company is a supplier of services to financial institutions. Laws regulating internet commerce may be enacted to address issues such as, trust accounting, user privacy, pricing, content, taxation and the characteristics and quality of online products and services, among other things. If enacted, these laws could have a material adverse effect on the Company’s business.
NOTE H – INCOME TAXES
The reconciliation of the statutory federal income tax rate to the Company’s effective income tax rate is as follows:

Year ended December
31, 2003
Statutory federal income tax rate	34.0%
State income taxes, net of federal tax benefit	5.9%
Nondeductible expenses	-0.4%
Sale of New Jersey NOL	-2.7%
Net operating loss	-39.6%

-2.8%

The Company participates in the New Jersey Emerging Technology and Biotechnology Financial Assistance Program (the Program). Under the Program, the Company received net proceeds of $250,942 in 2003, in exchange for the rights to approximately $3.2 million of its unused New Jersey NOL carry-forwards. These transactions have been recorded as an income tax benefit in the accompanying consolidated statements of operations.
Deferred taxes are determined based upon the estimated future tax effects of differences between the financial statements and income tax basis of assets and liabilities given the provisions of the enacted tax laws. The tax effect of temporary differences that give rise to deferred taxes are as follows:

December 31, 2003
Deferred tax assets:
Net operating loss carry-forwards	$34,500,000
Deferred compensation	2,100,000
Development costs	300,000
Accruals and reserves not currently deductible	900,000

Total deferred tax assets	37,800,000
Deferred tax liabilities:
Property and equipment	(1,600,000)

Total deferred tax liabilities	(1,600,000)

Net deferred tax asset, prior to valuation allowance	36,200,000
Less: valuation allowance	(36,200,000)

Net deferred tax asset	$—

As of December 31, 2003, the Company had net operating loss carry-forwards totaling approximately $86,000,000 for federal tax purposes. The availability of the net operating loss carry-forwards and future tax deductions to reduce taxable income is subject to various limitations under Section 382 of the Internal Revenue Code of 1986, as amended (Code), in the event of a further ownership change. This section states that after reorganization or other changes in corporate ownership (50% cumulative change in ownership over a three year period), the use of certain carry-forwards may be limited or prohibited. Due to the uncertainty surrounding the realization of the net deferred tax asset, management has provided a full allowance. As of December 31, 2003, the Company has net operating loss carry-forwards of approximately $117,000,000 for state tax purposes.
Net operating loss carry-forward amounts and expiration dates for both federal and state purposes are as follows:
Federal

Net operating loss carry-forwards	Net Operating Loss	Expiration Date
1997	$5,400,000	2017
1998	3,300,000	2018
1999	11,900,000	2019
2000	28,400,000	2020
2001	16,000,000	2021
2002	9,400,000	2022
2003	11,600,000	2023

	$86,000,000

State

Net operating loss carry-forwards	Net Operating Loss	Expiration Date
1999	11,000,000	2008
2000	28,400,000	2009
2001	49,000,000	2010
2002	17,000,000	2011
2003	11,600,000	2012

	$117,000,000

NOTE I – EMPLOYEE BENEFIT PLAN
The Company has a Section 401(k) retirement savings plan (the 401(k) Plan). The 401(k) Plan allows employees to contribute from 2% to 15% of their annual compensation subject to statutory limitations. Company contributions to the 401(k) Plan are discretionary. In past years, the Company, at its discretion, has made matching contributions of 50% to 100% of the first 6% of employee contributions. For 2003, the Company made matching contributions of $292,780 to the 401(k) Plan.
NOTE J – CONCENTRATION OF CREDIT RISK
For 2003, the Company had two customers which accounted for 35% of total revenues. At December 31, 2003, the Company had aggregate accounts receivable from these customers of $278,325. The loss of one or more of these customers could have a materially adverse effect on the Company’s business. During the fourth quarter 2003, the Company lost one customer which accounted for 18% of 2003 total revenues.

NOTE K – RELATED PARTY TRANSACTIONS
The Company provides services to a customer who is also a stockholder. The Company recognized revenue totaling $301,606 for 2003 related to this arrangement. The Company had an accounts receivable balance of $46,408 due from this customer at December 31, 2003.
The Company receives banking services from a vendor who is also a stockholder. The Company paid $1,976,584 in fees to this vendor in 2003 and received interest income of $567,725 in 2003.
NOTE L – SUBSEQUENT EVENTS
On March 25, 2004, the Company sold 34,333,333 shares of Series D-1 at $0.30 per share for proceeds of $10,300,000. In addition, the Series D-1 investors received warrants to purchase 8,583,333 shares of Series D-1 at $0.30 per share.
The terms of the Series A-1, B-1, C-1 and D-1 remained the same except the mandatory redemption date was extended to March 31, 2008 for Series D-1 and September 30, 2008 for Series A-1, B-1 and C-1.
In connection with the issuance of the Series D-1 and warrants on March 25, 2004, the holders of the Series A-1, B-1 and C-1 agreed to waive the anti-dilution provisions of these securities. As such, no adjustment was made to the conversion features of the Series A-1, B-1 and C-1 as a result of this issuance of Series D-1.

UNAUDITED PROFORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
     The following unaudited pro forma consolidated condensed financial information gives effect to our acquisition of Princeton eCom Corporation (“Princeton”), which was consummated on July 3, 2006. The unaudited pro forma consolidated condensed balance sheet as of March 31, 2006 has been prepared as if the Princeton acquisition occurred on March 31, 2006. The unaudited pro forma consolidated condensed statements of operations for the year ended December 31, 2005 and for the three months ended March 31, 2006 have been prepared as if the acquisition of Princeton had occurred at January 1, 2005. The notes to the pro forma consolidated condensed financial information describe certain pro forma adjustments to give effect to the purchase transaction had it been consummated at those dates.
     The unaudited pro forma consolidated condensed financial information has been derived from our historical consolidated financial statements and those of Princeton and should be read in conjunction with those financial statements and notes and the accompanying notes to the pro forma consolidated condensed financial statements.
     The unaudited pro forma consolidated condensed financial statements are not necessarily indicative of operating results which would have been achieved had the transaction actually been completed at the beginning of the respective periods. The selected unaudited pro forma consolidated condensed financial information is not necessarily indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience after the acquisition.
Unaudited Pro Forma Consolidated Condensed Balance Sheet
As of March 31, 2006
(in thousands)

	Online	Princeton	Pro Forma
	Resources	eCom	Adjustments		Pro Forma
	Corporation	Corporation	(Note 2)		Combined
Assets
Current assets	$68,833	$85,270	$(111,607	)(a)	$42,496
Property and equipment, net	16,616	2,512	—		19,128
Goodwill	16,322	—	154,249	(b)	170,571
Intangible assets	2,192	—	25,546	(c)	27,738
Deferred tax assets	11,635	—	10,357	(d)	21,992
Other assets	1,155	557	3,400	(e)	5,112

Total assets	$116,753	$88,339	$81,945		$287,037

Liabilities and stockholders’ equity
Current liabilities	$6,376	$77,127	$(72,872	) (f)	$10,631
Notes payable	—	—	85,000	(g)	85,000
Deferred tax liabilities	—	—	10,357	(h)	10,357
Long-term liabilities	4,545	1,029	(482	) (i)	5,092

Total liabilities	10,921	78,156	22,003		111,080
Preferred stock	—	58,861	11,264	(j)	70,125
Warrants for preferred stock	—	3,535	(3,535	) (k)	—
Stockholders’ equity (deficit)	105,832	(52,213)	52,213	(l)	105,832

Total liabilities and stockholders’ equity	$116,753	$88,339	$81,945		$287,037

See accompanying notes to unaudited pro forma consolidated condensed financial statements.

Unaudited Pro Forma Consolidated Condensed Statement of Operations
Year ended December 31, 2005
(in thousands, except share and per share data)

	Online	Princeton	Pro Forma
	Resources	eCom	Adjustments		Pro Forma
	Corporation	Corporation	(Note 3)		Combined
Revenues	$60,501	$32,086	$—		$92,587
Costs of revenues	24,517	14,713	1,556	(a)	40,786

Gross profit	35,984	17,373	(1,556)		51,801
Operating expenses
Selling, general and administrative	23,300	16,447	6,866	(b)	46,613
Systems development	4,788	5,131	—		9,919

Total operating expenses	28,088	21,578	6,866		56,532

Income (loss) from operations	7,896	(4,205)	(8,422)		(4,731)
Interest and other income (expense), net	1,301	24	(10,346	)(c)	(9,021)

Income (loss) before taxes	9,197	(4,181)	(18,768)		(13,752)
Income tax benefit	(13,466)	(897)	—		(14,363)

Net income (loss)	22,663	(3,284)	(18,768)		611
Accretion of preferred stock and amortization of warrant costs	—	(877)	181	(d)	(696)
Preferred stock dividends	—	(4,410)	(1,590	)(e)	(6,000)

Net income (loss) available to common shareholders	$22,663	$(8,571)	$(20,177)		$(6,085)

Net income (loss) available to common shareholders per share
Basic	$0.97				$(0.26)
Diluted	$0.88				$(0.26)

Weighted average common shares
Basic	23,434				23,434
Diluted	25,880				23,434
See accompanying notes to unaudited pro forma consolidated condensed financial statements.

Unaudited Pro Forma Consolidated Condensed Statement of Operations
Three months ended March 31, 2006
(in thousands, except share and per share data)

	Online	Princeton	Pro Forma
	Resources	eCom	Adjustments		Pro Forma
	Corporation	Corporation	(Note 4)		Combined
Revenues	$16,717	$9,784	$—		$26,501
Costs of revenues	7,661	3,638	441	(a)	11,740

Gross profit	9,056	6,146	(441)		14,761
Operating expenses
Selling, general and administrative	7,133	4,626	980	(b)	12,739
Systems development	1,143	972	—		2,115

Total operating expenses	8,276	5,598	980		14,854

Income (loss) from operations	780	548	(1,421)		(93)
Interest and other income (expense), net	597	(95)	(3,017	)(c)	(2,515)

Income (loss) before taxes	1,377	453	(4,438)		(2,608)
Income tax provision	620	—	—		620

Net income (loss)	$757	$453	$(4,438)		$(3,228)
Accretion of preferred stock and amortization of warrant costs	—	(219)	45	(d)	(174)
Preferred stock dividends	—	(1,161)	(339	)(e)	(1,500)

Net income (loss) available to common shareholders	$757	$(927)	$(4,732)		$(4,902)

Net income (loss) available to common shareholders per share
Basic	$0.03				$(0.19)
Diluted	$0.03				$(0.19)

Weighted average common shares
Basic	25,303				25,303
Diluted	27,447				25,303
See accompanying notes to unaudited pro forma consolidated condensed financial statements.

NOTES TO UNAUDITED PROFORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
Note 1 — The Transaction
     On July 3, 2006, the Company and its wholly-owned subsidiary, Online Resources Acquisition Co., completed the merger in which the Company acquired all of the outstanding stock of Princeton, a Delaware corporation, for a cash acquisition price of $180 million with an additional $10 million payable to the Princeton shareholders if one of Princeton’s clients implements a piece of business prior to the first anniversary of the acquisition. In order to raise funds required to complete the merger, the Company closed an $85 million credit facility and sold $75 million of shares of its newly designated Series A-1 Preferred Stock. The acquisition adds 135 employees and a facility in Princeton, New Jersey.
     The purchase price of the transaction was as follows (in thousands):

Cash	$183,948
Transaction costs	6,621

$190,569

     The acquisition was recorded on a preliminary basis under the purchase method and total consideration was allocated to the fair value of assets and liabilities acquired as follows (in thousands):

Purchase Price	$190,569
Less:
Current assets	12,768
Fixed assets	2,347
Other assets	128
Identifiable intangible assets	25,546
Current liabilities	(2,814)
Other liabilities	(502)

Goodwill	$153,096

Note 2 — Unaudited Pro Forma Consolidated Condensed Balance Sheet as of March 31, 2006
     The following adjustments were applied to our historical balance sheet and that of Princeton as of March 31, 2006 (in thousands):

(a)	To record the following as of March 31, 2006:
	Cash proceeds from notes payable	$85,000
	Cash proceeds from redeemable convertible preferred stock	75,000
	Cash to Princeton stockholders	(184,465)
	Transaction costs	(6,338)
	Financing costs	(9,125)
	Elimination of cash held for Princeton consumer deposits	(72,529)
	Debt issuance costs related to $85 million notes payable, current portion	850

	Total adjustments to current assets	$(111,607)

(b)	To record the following as of March 31, 2006:
	Goodwill	$154,249

	Total adjustments to goodwill	$154,249

(c)	To record the following as of March 31, 2006:
	Purchased technology	$9,370
	Purchased customer list	16,163
	Patent	8
	Trademarks	5

	Total adjustments to intangible assets	$25,546

(d)	To record the following as of March 31, 2006:
	Reduction of net deferred tax asset valuation allowance	$10,357

	Total adjustments to deferred tax assets	$10,357

(e)	To record the following as of March 31, 2006:
	Debt issuance costs related to $85 million notes payable, less current portion	$3,400

	Total adjustments to other assets	$3,400

(f)	To record the following as of March 31, 2006:
	Elimination of Princeton consumer deposits payable	$(72,529)
	Elimination of Princeton deferred implementation revenues, current portion	(343)

	Total adjustments to current liabilities	$(72,872)

(g)	To record the following as of March 31, 2006:
	Notes payable	$85,000

	Total adjustments to notes payable	$85,000

(h)	To record the following as of March 31, 2006:
	Deferred tax liabilities for indentifiable intangible assets	$10,357

	Total adjustments to deferred tax liabilities	$10,357

(i)	To record the following as of March 31, 2006:
	Elimination of Princeton deferred implementation revenues, less current portion	$(482)

	Total adjustments to long-term liabilities	$(482)

(j)	To record the following as of March 31, 2006:
	Elimination of Princeton Series A-1 mandatorily redeemable convertible preferred stock	$(21,242)
	Elimination of Princeton Series B-1 mandatorily redeemable convertible preferred stock	(5,166)
	Elimination of Princeton Series C-1 mandatorily redeemable convertible preferred stock	(15,556)
	Elimination of Princeton Series D-1 mandatorily redeemable convertible preferred stock	(16,897)
	Issuance of Online Resources Series A-1 redeemable convertible preferred stock, net of issuance costs	70,125

	Total adjustments to preferred stock	$11,264

(k)	To record the following as of March 31, 2006:
	Elimination of Princeton warrants for mandatorily redeemable convertible preferred stock	(3,535)

	Total adjustments to warrants for mandatorily redeemable convertible preferred stock	$(3,535)

(l)	To record the following as of March 31, 2006:
	Elimination of Princeton common stock	(445)
	Elimination of Princeton additional paid-in capital	(191,989)
	Elimination of Princeton accumulated deficit	244,647

	Total adjustments to stockholders equity (deficit)	$52,213

Note 3 — Unaudited Pro Forma Consolidated Condensed Statement of Operations for the Year Ended December 31, 2005
     The following adjustments were applied to our historical statement of operations and that of Princeton for the year ended December 31, 2005 (in thousands):

(a)	To record the following for the year ended December 31, 2005:
	Incremental amortization of our purchased technology	$1,556

The amortization of purchased technology has been calculated based on a new fair value basis of $9.4 million, amortized over 6 years. The purchased technology will be amortized over its useful life in accordance with SFAS No. 142, Goodwill and Other Intangible Assets, based on an accelerated amortization schedule that approximates the pattern in which economic benefits of the intangible asset are consumed or otherwise used up.

	Total adjustments to costs of revenues	$1,556

(b)	To record the following for the year ended December 31, 2005:
	Incremental amortization of our purchased customer lists	$6,866

The amortization of the purchased customer lists has been calculated based on a new fair value basis of $16.2 million, amortized over 11 years. The purchased customer lists will be amortized over their useful life in accordance with SFAS No. 142, Goodwill and Other Intangible Assets, based on the pattern in which economic benefits of the intangible asset are consumed or otherwise used up.

	Total adjustments to selling, general and administrative	$6,866

(c)	To record the following for the year ended December 31, 2005:
	Incremental amortization of debt issuance costs	$(850)
	Interest income lost due to use of $35 million in cash for purchase price, transaction costs and financing costs	(900)
	Incremental interest expense on $85 million in notes	(8,596)

	Total adjustments to other income (expense)	$(10,346)

(d)	To record the following for the year ended December 31, 2005:
	Incremental increase to preferred stock redemption value	$(696)
	Elimination of Princeton accretion of preferred stock and amortization of warrant costs	877

	Total adjustments to preferred stock accretion	$181

(e)	To record the following for the year ended December 31, 2005:
	Incremental preferred stock dividend	$(6,000)
	Elimination of Princeton preferred stock dividend	4,410

		$(1,590)

Note 4 — Unaudited Pro Forma Consolidated Condensed Statement of Operations for the Three Months Ended March 31, 2006
     The following adjustments were applied to our historical statement of operations and that of Princeton for the three-months ended March 31, 2006 (in thousands):

(a)	To record the following for the three months ended March 31, 2006:
	Incremental amortization of our purchased technology	$441

The amortization of purchased technology has been calculated based on a new fair value basis of $9.4 million, amortized over 6 years. The purchased technology will be amortized over its useful life in accordance with SFAS No. 142, Goodwill and Other Intangible Assets, based on an accelerated amortization schedule that approximates the pattern in which economic benefits of the intangible asset are consumed or otherwise used up.

	Total adjustments to costs of revenues	$441

(b)	To record the following for the three months ended March 31, 2006:
	Incremental amortization of our purchased customer lists	$980

The amortization of the purchased customer lists has been calculated based on a new fair value basis of $16.2 million, amortized over 11 years. The purchased customer lists will be amortized over their useful life in accordance with SFAS No. 142, Goodwill and Other Intangible Assets, based on the pattern in which economic benefits of the intangible asset are consumed or otherwise used up.

	Total adjustments to selling, general and administrative	$980

(c)	To record the following for the three months ended March 31, 2006:
	Incremental amortization of debt issuance costs	$(212)
	Interest income lost due to use of $35 million in cash for purchase price and transaction costs	(386)
	Incremental interest expense on $85 million in notes	(2,419)

	Total adjustments to other income (expense)	$(3,017)

(d)	To record the following for the three months ended March 31, 2006:
	Incremental increase to preferred stock redemption value	$(174)
	Elimination of Princeton accretion of preferred stock and amortization of warrant costs	219

	Total adjustments to preferred stock accretion	$45

(e)	To record the following for the three months ended March 31, 2006:
	Incremental preferred stock dividend	$(1,500)
	Elimination of Princeton preferred stock dividend	1,161

		$(339)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Online Resources Corporation

September 14, 2006	By:	Catherine A. Graham

Name: Catherine A. Graham
Title: Executive Vice President, Chief Financial Officer and Secretary